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                        TALX CORPORATION AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                    Three Months Ended June 30, 2000 and 1999

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

                                                                                              Three Months Ended June 30,
                                                                                           -----------------------------------
                                                                                                 2000              1999
                                                                                           -----------------  ----------------
Basic Earnings Per Share:

Actual shares outstanding - beginning of period                                                   5,616,448         5,505,017
Weighted average number of common shares issued (repurchased) (1)                                    (2,407)           23,690
                                                                                           -----------------  ----------------
Weighted average number of common shares outstanding - end of period                              5,614,041         5,528,707
                                                                                           =================  ================

Net earnings:                                                                              $        741,000   $       486,000
                                                                                           =================  ================

Basic earnings per common share:                                                           $           0.13   $          0.09
                                                                                           =================  ================



Diluted Earnings Per Share:

Actual shares outstanding - beginning of period                                                   5,616,448         5,505,017
Weighted average number of common shares issued (1)                                                 139,094           102,261
                                                                                           -----------------  ----------------
Weighted average number of common shares outstanding - end of period                              5,755,542         5,607,278
                                                                                           =================  ================

Net earnings:                                                                              $        741,000   $       486,000
                                                                                           =================  ================

Diluted earnings per common share:                                                         $           0.13   $          0.09
                                                                                           =================  ================
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(1)    Basic and diluted earnings per share has been computed using the number of shares of common stock and common stock options and warrants outstanding. The weighted average number of shares is based on common stock outstanding for basic earnings per share and common stock outstanding and common stock options and warrants for diluted earnings per share in periods when such common stock options and warrants are not antidilutive.










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